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EXHIBIT 8.1

M A Y E R B R O W N R O W E & M A W

June 5, 2007	Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrownrowe.com

SunTrust Auto Receivables, LLC
303 Peachtree Street, N.E., 11th Floor
Atlanta, Georgia 30308

Re:	SunTrust Auto Receivables, LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special federal tax counsel to SunTrust Auto Receivables, LLC, a Delaware limited liability company (the ‘‘Company’’), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the ‘‘Registration Statement’’), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the ‘‘Notes’’) and Asset Backed Certificates (the ‘‘Certificates’’). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a ‘‘Trust’’) to be formed by the Company pursuant to a Trust Agreement (each, a ‘‘Trust Agreement’’) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the ‘‘Indenture’’) between the related Trust and an indenture trustee, and the Certificates will be issued pursuant to the Trust Agreement.

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto) and the form of Sale and Servicing Agreement (each, a ‘‘Sale and Servicing Agreement’’) between the Company, SunTrust Bank and a Trust (collectively, the ‘‘Operative Documents’’). We have relied upon statements or other representations of representatives of the Company as we have deemed necessary or appropriate.

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Sun Trust Auto Receivables, LLC
June 5, 2007

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), applicable Treasury regulations (the ‘‘Regulations’’), and public administrative and judicial interpretations of the Code and the Regulations, all of which are subject to change, possibly with retroactive effect.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form that we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we were acting as U.S. federal income tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus and in the forms of Prospectus Supplement forming part of the Registration Statement under the captions ‘‘Summary of Terms – Tax Status’’ and ‘‘Material Federal Income Tax Consequences’’ (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) to the extent that they constitute summaries of U.S. federal income tax law are accurate in all material respects.

If (i) the applicable law changes, (ii) any of the facts with respect to the Notes, Certificates, or Operative Documents change, or (iii) the conduct of the parties is materially inconsistent with the facts reflected in the Prospectus and in the forms of Prospectus Supplement forming part of the Registration Statement, our opinion could be adversely affected. We expressly disclaim any obligation to update or modify this opinion including as a result of the foregoing.

We hereby consent to the use of our name in the captions referred to above and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are ‘‘experts’’ within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,
/s/ Mayer, Brown, Rowe & Maw LLP
MAYER, BROWN, ROWE & MAW LLP

REN/CBH/MTA